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                                                                    Exhibit 23.2




                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement
(Form S-8) of Predictive Systems, Inc. pertaining to the Synet Service Corporation 1996 Stock Option Plan of our report dated April 5, 2000 relating to the consolidated financial statements of Synet Service Corporation included in the Predictive Systems, Inc. Current Report on Form 8-K/A dated October 16, 2000 (No. 000-30422), filed with the Securities and Exchange Commission.



Minneapolis, Minnesota
February 27, 2001                                        /s/ Ernst & Young LLP